UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue West, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

As previously disclosed, on September 24, 2015, CTI BioPharma Corp. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain affiliates of BVF Partners L.P. (collectively, the “Purchasers”). Pursuant to the Subscription Agreement, the Company agreed to issue to the Purchasers an aggregate of 10,000,000 shares of common stock at a purchase price per share of $1.57 (the “Offering”). The Company closed the Offering on September 29, 2015. The form of Subscription Agreement is attached hereto as Exhibit 10.1.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-200452), as supplemented by the prospectus supplement filed with the Securities and Exchange Commission on September 24, 2015.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description	Location

5.1	Opinion of Karr Tuttle Campbell.	Filed herewith.
10.1	Form of Subscription Agreement.	Filed herewith.
23.1	Consent of Karr Tuttle Campbell (included in Exhibit 5.1).	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: September 29, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description	Location

5.1	Opinion of Karr Tuttle Campbell.	Filed herewith.
10.1	Form of Subscription Agreement.	Filed herewith.
23.1	Consent of Karr Tuttle Campbell (included in Exhibit 5.1).	Filed herewith.